Exhibit 99.1

Release: June 28, 2023

CPKC to outline unique advantages of combined network and growth outlook at 2023 Investor Day; provides multi-year guidance

Calgary – As part of its 2023 Investor Day, Canadian Pacific Kansas City (TSX: CP) (NYSE: CP) (CPKC) today issued new multi-year guidance and unveiled the next chapter in its long-term growth strategy as the only single-line railroad that connects a continent.

Strategy to execute on the advantages of the new combined network

At Investor Day, hosted at Union Station in Kansas City, members of CPKC’s industry-leading senior executive team will share how CPKC is primed to execute on the advantages of the new combined North American network to drive multi-year, long-term profitable growth, bring increased environmental benefits and deliver superior service and financial results.

“This historic combination will transform the industry and has CPKC well-positioned to drive growth for the next half decade and beyond,” said Keith Creel, CPKC President and Chief Executive Officer. “Our unrivaled single-line service connecting Canada, the United States and Mexico provides CPKC a unique advantage allowing us to deliver a differentiated growth profile. Together we expect to unlock more value for customers, employees, and shareholders while benefitting the environment.”

Financial targets over the period of 2024-2028:

•	Revenue compound annual growth rate (CAGR) of high-single digits

•	Core adjusted diluted earnings per share (EPS) [1] CAGR of double-digits

•	Continued margin improvement through cost control and operating leverage

•	Capital expenditures of approximately $2.6 billion to $2.8 billion per year

•	Free cash[1] conversion of Core adjusted income[1] of approximately 90%

•	Return to double-digit Adjusted Return on Invested Capital (Adj. ROIC)[1]

“Our success will continue to be driven by our deep bench of industry-leading railroaders, a disciplined approach to capital investment, and a focus on safety and sustainable growth, all further empowered by this new network,” said Creel. “We remain committed to the foundations of precision scheduled railroading across all aspects of CPKC with the rigor the operating model demands for long-term success.”

Key assumptions for 2024-2028 targets

•	Exchange rate of 1.35 CAD/USD

•	On-Highway Diesel price of $4.15 USD/US gallon

•	Other components of net periodic benefit recovery of $330 million to $370 million

•	Annualized adjusted effective tax rate of approximately 25.5%[1], excluding discrete items such as any effects of changes in tax rates

1

These measures have no standardized meanings prescribed by accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may not be comparable to similar measures presented by other companies. For information regarding non-GAAP measures, see Non-GAAP Measures below.

CPKC issues 2023 guidance

As part of its Investor Day, CPKC also issued 2023 guidance. CPKC expects core adjusted diluted EPS1 to grow mid-single digits versus 2022 core adjusted diluted EPS1 of $3.77. CPKC’s reported diluted EPS was also $3.77 in 2022.

Webcast

CPKC will webcast presentations from today’s Investor Day session starting with opening remarks at 7:45 a.m. CDT. We encourage you to access the webcast and presentation material at www.cpkcinvestorday.com. Presentation material will be available on the website prior to the event.

Forward looking information

This news release contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws in both the U.S. and Canada. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “guidance”, “should” or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited, to statements concerning financial targets for 2024-2028 and financial guidance for 2023, the success of our business, the realization of anticipated benefits and synergies of the CP-KCS combination, and the opportunities arising therefrom, our operations, priorities and plans, business prospects and demand for our services and growth opportunities.

The forward-looking information that may be in this news release is based on current expectations, estimates, projections and assumptions, having regard to CPKC’s experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: changes in business strategies, North American and global economic growth and conditions; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions, applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CPKC; and carbon markets, evolving sustainability strategies, and scientific or technological developments. Although CPKC believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CPKC’s forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies and strategic opportunities; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth and conditions; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped via CPKC; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de México, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; the pandemic created by the outbreak of COVID-19 and its variants and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the satisfaction of the conditions imposed by the U.S. Surface Transportation Board in its March 15, 2023 final decision; the success of integration plans for KCS; other disruptions arising from the CP-KCS integration; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; improvement in data collection and measuring systems; industry-driven changes to methodologies; and the ability of the management of CPKC to execute key priorities, including those in connection with the CP-KCS transaction. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CPKC with securities regulators in Canada and the United States. Reference should be made to “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” in CPKC’s annual and interim reports on Form 10-K and 10-Q.

Any forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CPKC undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About CPKC

With its global headquarters in Calgary, Alta., Canada, CPKC is the first and only single-line transnational railway linking Canada, the United States and México, with unrivaled access to major ports from Vancouver to Atlantic Canada to the Gulf of México to Lázaro Cárdenas, México. Stretching approximately 20,000 route miles and employing 20,000 railroaders, CPKC provides North American customers unparalleled rail service and network reach to key markets across the continent. CPKC is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpkcr.com to learn more about the rail advantages of CPKC. CP-IR

Contacts:

Media

mediarelations@cpkcr.com

Investment Community

Chris de Bruyn

403-319-3591

investor@cpkcr.com

Note 1: Non-GAAP Measures

The Company references certain measures in this press release that have no standardized meanings prescribed by accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may not be comparable to similar measures presented by other companies. These measures are: Core adjusted diluted EPS, Free cash conversion, Core adjusted income, Adjusted ROIC, and Adjusted effective tax rate. Management believes that these Non-GAAP measures provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these Non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability.

The Company uses core adjusted earnings results to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Management believes Core adjusted income and Core adjusted diluted earnings per share provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount or provide improved comparability to past performance. Core Adjusted inome and Core diluted EPS also isolate for the impact of KCS purchase accounting to provide financial statement users with additional transparency. KCS purchase accounting represents the amortization of basis differences, being the difference in value between the consideration paid to acquire KCS and the underlying carrying value of the net assets of KCS immediately prior to its acquisition by the Company, net of tax, as recognized within Equity earnings of Kansas City Southern in the Company’s Consolidated Statements of Income. All assets subject to KCS purchase accounting contribute to income generation and will continue to amortize over their estimated useful lives. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. The significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, acquisition-related costs, the merger termination payment received, KCS’s gain on unwinding of interest rate hedges (net of CPKC’s associated purchase accounting basis differences and tax), as recognized within Equity earnings of Kansas City Southern in the Company’s Consolidated Statements of Income, the foreign exchange (“FX”) impact of translating the Company’s debt and lease liabilities (including borrowings under the credit facility), discrete tax items, changes in the outside basis tax difference between the carrying amount of CPKC’s equity investment in KCS and its tax basis of this investment, changes in income tax rates, changes to an uncertain tax item, and certain items outside the control of management. Acquisition-related costs include legal, consulting, financing fees, integration planning costs consisting of third-party services and system migration, fair value gain or loss on FX forward contracts and interest rate hedges, FX gain on U.S. dollar-denominated cash on hand from the issuances of long-term debt to fund the KCS acquisition, debt exchange transaction costs, and transaction and integration costs incurred by KCS, net of tax, which were recognized within Equity earnings of Kansas City Southern in the Company’s Consolidated Statements of Income. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company’s consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, Core adjusted income and Core diluted EPS may provide insight to investors and other external users of the Company’s consolidated financial information. Significant items that impacted reported earnings for the year ended December 31, 2022 include:

•

in the fourth quarter, a gain of $212 million due to KCS’s gain on unwinding of interest rate hedges (net of CP’s associated purchase accounting basis differences and tax) recognized in Equity earnings of KCS that favourably impacted Diluted EPS by 23 cents;

•	in the fourth quarter, a deferred tax recovery of $24 million as a result of a reversal of an uncertain tax item related to a prior period that favourably impacted Diluted EPS by 3 cents;

•	in the third quarter, a deferred tax recovery of $12 million due to a decrease in the Iowa state tax rate that favourably impacted Diluted EPS by 1 cent;

•

during the course of the year, a net deferred tax recovery of $19 million on changes in the outside basis difference of the equity investment in KCS that favourably impacted Diluted EPS by 2 cents; and

•

during the course of the year, acquisition-related costs of $123 million in connection with the KCS acquisition ($108 million after current tax recovery of $15 million), including costs of $74 million recognized in Purchased services and other, and $49 million recognized in Equity earnings of KCS, that unfavourably impacted Diluted EPS by 12 cents.

Reconciliation of Historical GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the following Non-GAAP measures for the year ended December 31, 2022:

Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items. Core adjusted income is calculated as Adjusted income less KCS purchase accounting.

(in millions of Canadian dollars)	For the year ended December 31, 2022
Net income as reported	$3,517
Less significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	212
Acquisition-related costs	(123)
Add:
Tax effect of adjustments(1)	(15)
Deferred tax recovery on the outside basis difference of the investment in KCS	(19)
Income tax rate changes	(12)
Reversal of provision for uncertain tax item	(24)

Adjusted income	$3,358

Less: KCS purchase accounting	(163)

Core adjusted income	$3,521

(1)

The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 16.97% for the year ended December 31, 2022. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted number of Common Shares outstanding during the period as determined in accordance with GAAP. Core adjusted diluted earnings per share is calculated as Adjusted diluted earnings per share less KCS purchase accounting.

For the year ended December 31, 2022
Diluted earnings per share as reported	$3.77
Less significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	0.23
Acquisition-related costs	(0.14)
Add:
Tax effect of adjustments(1)	(0.02)
Deferred tax recovery on the outside basis difference of the investment in KCS	(0.02)
Income tax rate changes	(0.01)
Reversal of provision for uncertain tax item	(0.03)

Adjusted diluted earnings per share	$3.60

Less: KCS purchase accounting	(0.17)

Core adjusted diluted earnings per share	$3.77

(1)

The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 16.97% for the year ended December 31, 2022. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Forward-Looking Non-GAAP Measures

Although CPKC has provided forward-looking non-GAAP measures (Core adjusted diluted EPS, Free cash conversion of Core adjusted income, Adjusted ROIC, and adjusted effective tax rate), management is unable to reconcile, without unreasonable efforts, the forward-looking Core adjusted diluted EPS, Free cash conversion of Core adjusted income, Adjusted ROIC, and adjusted effective tax rate, to the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In recent years, the Company has recognized acquisition-related costs, the merger termination payment received, KCS’s gain on unwinding of interest rate hedges (net of CP’s associated purchase accounting basis differences and tax), the FX impact of translating the Company’s debt and lease liabilities (including borrowings under the credit facility), discrete tax items, changes in the outside basis tax difference between the carrying amount of the Company’s equity investment in KCS and its tax basis of the investment, changes in income tax rates, and changes to an uncertain tax item. Acquisition-related costs include legal, consulting, financing fees, integration planning costs consisting of third-party services and system migration, fair value gain or loss on FX forward contracts and interest rate hedges, FX gain on U.S. dollar-denominated cash on hand from the issuances of long-term debt to fund the KCS acquisition, and transaction and integration costs incurred by KCS which were recognized within Equity earnings of Kansas City

Southern in the Company’s Consolidated Statements of Income. KCS has also recognized significant transaction costs and FX gains and losses. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CPKC’s core adjusted diluted EPS. Additionally, the Canadian-to-U.S. dollar and Mexican peso-to-U.S. dollar exchange rates are unpredictable and can have a significant impact on CPKC’s reported results but may be excluded from CPKC’s core adjusted diluted EPS.

For additional information regarding non-GAAP measures, see the CPKC 2022 annual report on Form 10-K.